Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 333-112874) pertaining to the 2003 Equity Incentive Plan of Hilltop Holdings Inc. and

(2)   Registration Statement (Form S-8 No. 333-196367) pertaining to the SWS Group, Inc. 2012 Restricted Stock Plan; the SWS Group, Inc. Amended and Restated Deferred Compensation Plan; and the SWS Group, Inc. 2005 Deferred Compensation Plan, as amended;

of our report dated March 15, 2013, with respect to the consolidated financial statements of PrimeLending, a PlainsCapital Company and our report dated February 28, 2013, with respect to the financial statements of First Southwest Company, included in this Annual Report (Form 10-K) of Hilltop Holdings Inc. for the year ended December 31, 2014. The PrimeLending, a PlainsCapital Company and First Southwest Company financial statements, to which our reports relate, are not presented separately herein.

/s/ Ernst & Young LLP

Dallas, Texas
February 25, 2015